UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 455-8300

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, the staff of the Division of Enforcement (the “SEC Staff”) of the Securities and Exchange Commission (the “SEC”) advised Kohlberg Capital Corporation (the “Company”) in April 2010 that a formal order of private investigation relating to the valuation methodology and procedures used by the Company to value its investments had been issued. The investigation arose in connection with the Company’s restatement of its audited financial statements for the year ended December 31, 2008 (and unaudited interim periods within that year) and unaudited financial statements for the interim periods ended March 31, 2009 and June 30, 2009, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on May 28, 2010 and other reports filed by the Company with the SEC.  The Company has been cooperating fully with the SEC Staff’s investigation and complying with a related subpoena.

In connection with the investigation described above, on April 19, 2012, the SEC Staff issued a “Wells Notice” to Michael I. Wirth, the Company’s Chief Financial Officer, indicating that the SEC Staff is considering recommending that the SEC institute proceedings against Mr. Wirth alleging that Mr. Wirth violated certain provisions of the federal securities laws.  The Wells Notice does not constitute a determination that Mr. Wirth violated any law.  Under the process established by the SEC, Mr. Wirth will have the opportunity to make a Wells Submission before the SEC Staff makes a formal recommendation to the SEC regarding what action, if any, should be brought by the SEC. Mr. Wirth has informed the Company that he plans to make such a submission.

Neither the Company nor any other person employed by the Company has received a Wells Notice. The Company and the other officers involved in this matter, including Dayl W. Pearson, the Company’s Chief Executive Officer, are engaged in settlement negotiations in an effort to resolve the matter and believe that discussions to date with the SEC Staff will lead to a settlement. Any settlement remains subject to approval by the SEC.

The Company cannot at this time predict with certainty the outcome of the above matter, including whether a lawsuit will be filed, whether the SEC will approve any settlement or whether the SEC will ultimately determine to issue a Wells Notice to the Company or any other person involved in this matter. The Company does not anticipate that the Wells Notice referenced above or the terms of any settlement involving the Company and the other officers involved in the matter will have a material adverse impact on its business, financial condition or results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

April 25, 2012	/s/ Dayl W. Pearson
(Date)	Dayl W. Pearson President and Chief Executive Officer